UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 1, 2007
Crescent Real Estate Equities Company
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of organization)	1-13038 (Commission File Number)	52-1862813 (IRS Employer Identification No.)
777 Main Street, Suite 2100
Fort Worth, Texas 76102
(817) 321-2100
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 230.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Securities Act (17 CFR 230.13e-4(c))

Item 8.01. Other Events.
     On August 1, 2007, at a special meeting of the shareholders of Crescent Real Estate Equities Company (the “Company”), the Company’s common shareholders voted to (a) approve the Agreement and Plan of Merger, dated as of May 22, 2007, by and among the Company, Crescent Real Estate Equities Limited Partnership, Moon Acquisition Holdings LLC, Moon Acquisition LLC and Moon Acquisition Limited Partnership, which we refer to as the merger agreement, and (b) approve the merger of the Company with and into Moon Acquisition LLC. A copy of the press release issued by the Company announcing the approval is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
The following exhibits are included in this Form 8-K.
     (d) Exhibits

99.1	Press Release, dated August 1, 2007, of Crescent Real Estate Equities Company relating to shareholder approval of the merger agreement and merger

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESCENT REAL ESTATE EQUITIES COMPANY
Date: August 1, 2007	By:	/s/ David M. Dean
David M. Dean
Managing Director, Law and Secretary